UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 23, 2019

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington 99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01Regulation FD Disclosure.

On December 23, 2019, Goldrich Mining Company (the “Registrant” the “Company”) provided an update regarding the liquidation of Goldrich NyacAU Placer, LLC (“GNP”) and the arbitration between Goldrich and NyacAU, LLC (“NyacAU”). GNP was a 50/50% joint venture between Goldrich and NyacAU, to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska. NyacAU was the manager of the GNP joint venture.

The arbitration panel concurrently issued a Partial Final Award, a Concurring and Dissenting Opinion on the Partial Final Award, and a Second Interim Award. Goldrich considers this to be the beginning of the end of arbitration. Although there was no prevailing party that was awarded the payment of legal costs, many disputed issues were resolved. With the issue of the documents and the liquidation of GNP, which are discussed below, Goldrich can begin to move forward with its future plans to advance both the placer production and hard rock exploration.

Liquidation

NyacAU filed the formal Notice of Dissolution in May 2019 and received the certificate of dissolution in July with an effective date of June 3, 2019. GNP’s lease to mine the placer properties terminated upon dissolution of GNP and GNP has no further rights to mine the placer properties located on Goldrich’s mining claims. The claims remain the property of Goldrich.

GNP is now in the liquidation process and NyacAU, as the manager of GNP, shall act as liquidator to wind up the joint venture by May 31, 2020, or such longer period as may be agreed to in writing by the joint venture members. If NyacAU cannot or does not accomplish the liquidation by May 31, 2020 or any agreed upon extension, Goldrich shall complete the liquidation. Most of the equipment used by the joint venture has already been moved off the mine site. The joint venture parties agreed to the Panel retaining jurisdiction and oversight over the liquidation process to its conclusion.

Arbitration

In addition to the documents which have been issued, once the liquidation of GNP has run its course, the arbitration panel will issue a Second Partial Final Award. The arbitration panel may make additional awards in the Second Partial Final Award. A summary of the claims for which the arbitration panel made an award is as follows:

•Capital vs. Operating Leases

The classification of equipment leases as capital versus operating affected the amount of interim distributions that Goldrich received under the GNP Operating Agreement. GNP entered into seven equipment leases (“Leases 1-7”) with Bear Leasing, LLC (“Bear”), a related party to NyacAU. Subsequent to the original leases, NyacAU, as manager of GNP, unilaterally amended the leases various times without the written approval of Goldrich. Goldrich claimed the leases should be accounted for as capital leases rather than operating leases. Goldrich also claimed the lease amendments unilaterally made by NyacAU to change the classification of the leases from operating to capital leases were invalid.

The arbitration panel stated:

“The evidence also showed that, in 2016, the interest rates on Leases 1, 2 and 3 were lowered by NyacAU from 15% to 9.6%, both retroactively and going forward. Also, Leases 4, 5 and 6 were amended by eliminating the 10% purchase option and requiring exercise of the purchase option at the fair market value of the Lease at end of term. As Ms. Attala [CFO of NyacAU] explained in her testimony, the purpose of these Amendments, which she orchestrated, was to respond to Goldrich’s stated position that all the Leases were capital leases, by creating Amendments which, in her view, ensured that the Leases indisputably could be characterized as operating leases. As a result of the amendments to Leases 1-3, Ms. Attala credited $1.5 million in excess interest payments by GNP (the overall difference between 15% and 9.6% interest charges) against LOC 1 [Line of Credit 1]. Mr. Schara [CEO of Goldrich], testified that Goldrich never agreed to these amendments, or to the $1.5 million credit, and considered them invalid.

… In this case, it is quite clear to the Panel that the amendments promulgated by Ms. Attala were intended to benefit NyacAU and Bear Leasing in at least two ways: (i) insuring that all Lease payments could be characterized as Operating Expenses, thereby minimizing the opportunity of Goldrich to obtain interim distributions in accordance with §10 of the Operating Agreement, since, as Operating Expenses, Lease payments for any year would have to be deducted before the parties could obtain any interim distributions for that year; and (ii) changing the purchase option formula to payment of the entire amount of fair market value at end of term, which virtually insured that GNP would not have the financial wherewithal to exercise the purchase option on any Lease, thereby allowing NyacAU (through Bear Leasing) to renew the Leases for another term, possibly extending up to the end of mine life (estimated at between 11 and 13 years in the Martin Report). It might well be argued that Ms. Attala’s amendments brought the Leases closer to the standard of “reasonable. . . arms-length transactions,” and provided GNP with a $1.5 million benefit at the same time. However, in the Panel’s view this is overcome by Ms. Attala’s attempts to sufficiently raise the purchase option prices originally agreed to in the Leases, so as to effectively deprive GNP of its ability to exercise its purchase option rights under Section 6.4 of the Operating Agreement. (Section 6.4 requires that any lease generated by NyacAU include a purchase option). Thus, in the Panel’s view, it was reasonable for Goldrich to withhold its approval from these unilaterally implemented amendments, and for that reason they are deemed invalid.”

Concerning the impact of the characterization of leases on Goldrich’s right to interim distributions, the arbitration panel’s ruling reinstated a 15% interest rate on all leases but increased the amount of interim distributions to Goldrich. The arbitration panel stated:

“…the characterization of any leases as capital leases as Leases 1, 3, 5, and 6 requires a recalculation of 2016 and 2017 interim distributions... With interest and amortization properly included in the calculation, Goldrich is entitled to an additional $214,797 in distributions for 2016 and an additional $198,644 for 2017, for a total of $413,442.”

According to the terms of the Operating Agreement, any interim distribution payable must be applied to reduce any balance of Loan 3 [LOC 3] before a distribution is paid to Goldrich. Loan 3 is a loan from GNP to Goldrich. The panel calculated the total interest and principle for Loan 3 to be $102,894 as of March 31, 2019.

•Ownership By GNP Of Leased Equipment

Leases 1 to 6 were 5-year leases with an option for GNP to purchase the equipment at the end of 5 years. Goldrich claimed NyacAU, as managers of GNP, had a fiduciary duty to exercise the purchase option when it was to the benefit of GNP.

Concerning Lease 1, the 5-year lease terminated on May 31, 2017. Instead of exercising the purchase option and paying $155,814 to own the equipment, NyacAU, as managers of GNP, entered into a new lease on June 1, 2017 with NyacAU’s related party lessor, Bear, to pay $509,200 in rental fees over the next year and not own the equipment. However, NyacAU, as managers of GNP, made a later amendment to Lease 1 to lower the rent in March 2018, approximately four months after the arbitration proceedings had begun.

The arbitration panel ruled:

“…the evidence showed that GNP in fact made post-term cash rental payments under Lease 1 of $20,958 per month, from June 1, 2017 to December 1, 2017 (7 payments), for a total payment of $146,705. Between March 19 and April 5, 2018, NyacAU then unilaterally modified GNP’s records to eliminate these cash payments, and reduced LOC 1 by $146,705. The Amended Rental Agreement was executed on March 27, 2018, retroactive to June 1, 2017.

In the Panel’s view, the post-term cash rental payments made by GNP as to Lease 1 cannot be disregarded in the purchase option exercise analysis; and NyacAU’s unilateral alteration of the accounting for such payments after the fact, for whatever reason, does not change this. To those cash payments should be added the $24,935 charged for rental of Lease 1 equipment for 2018, which produces a total of $171,640 in post-term rental payments/charges for Lease 1 equipment. This exceeds the purchase option price under Lease 1 ($155,814) by $15,826. Accordingly, GNP shall be deemed the beneficial owner of the Lease 1 equipment, and such equipment shall be a GNP asset in the context of the ongoing liquidation under Article XIV. As Manager, NyacAU shall use such assets, as necessary, to pay down GNP’s debts and liabilities, including without limitation LOC 1 and LOC 3. NyacAU’s 2018 reduction of LOC 1 by $146,705 shall be reversed, and the $15,826 overage, provided that it was not part of a charge that increased LOC 1 (which would be the case if the 2018 rental for Lease 1 equipment were paid by GNP in cash), shall decrease LOC 1 by that amount.”

For Leases 2 to 7, the arbitration panel ruled that ownership of the leases, whether capital or operating, remained with Bear. Concerning Leases 2 and 3, the arbitration panel stated:

‘With respect to Leases 2 and 3, the foregoing analysis raises the further issue of whether Respondents had an obligation under the Operating Agreement to contribute funds to GNP that would make up the difference between the rental charges under the Amended Rental Agreements and the purchase option prices under the related Lease or the Amended Rental Agreement itself…

The Panel’s view is that NyacAU had no fiduciary or contract obligation to make up the differential between post lease rental payments made by GNP under the Amended Rental Agreements and the purchase option prices for Leases 2 and 3.”

Concerning Lease 4, the arbitration panel stated, “GNP paid no amount to rent the equipment under Lease 4 after the expiration date that could have been applied to allow exercise of the purchase option price.”

Concerning Lease 5 and 6, the arbitration panel stated, “Since the Lease term has not yet run its course, no evidence could have been presented of lease payments made by GNP in excess of the option price after the end of term.”

Concerning Lease 7, the arbitration panel stated, “Since Lease 7 did not run its full term, GNP obviously made no lease payments after end of term that could have been applied to the purchase option price.”

•Lease Charges and Ownership of Arctic Camp Purchased by Bear from Third-Party

GNP rented camp facilities from an unrelated third-party from 2012 through 2014. Bear, a related party to NyacAU, purchased the camp from the third party and put the ownership of the camp in Bear’s name. Bear then began charging GNP for camp lease expense in 2015. Goldrich claimed that the camp should have been put in the name of GNP and that GNP should be reimbursed for excessive lease charges. Concerning this claim, the arbitration panel ruled:

“Because the amount of lease payments GNP made to Bear exceeded the dollar amount paid to purchase the Arctic Camp from Global Services, GNP shall be deemed the beneficial owner of the Camp in connection with the dissolution/liquidation process. Further, LOC 1 shall be reduced by $531,164, which represents the lease payments GNP was charged beyond the purchase price for the Arctic Camp.”

•Payment Of Interest Earned By LOC 1

Goldrich requested an award of $58,000 based upon its right to a 50% share of interest income earned by the amounts in LOC 1. The arbitration panel ruled:

“Section 6.1.2 [of the GNP Operating Agreement] makes clear that it is an obligation of NyacAU, not GNP, to pay to Goldrich 50% of any interest earned on LOC 1 actually received by NyacAU. Thus, any such amounts are not assets of GNP or subject to the GNP liquidation process. Accordingly, NyacAU shall pay to Goldrich any amount necessary to ensure that Goldrich ultimately receives 50% (a total of $126,666) of all interest earned on LOC 1 which NyacAU has received, plus pre-award interest at the rate of 5% from the date(s) that NyacAU received the earned interest.

•Allocation of Tax Losses

From 2012 through 2018, NyacAU, as managers of GNP, allocated net tax losses from GNP totaling $19,888,374 to NyacAU and $839,537 to Goldrich. Goldrich claimed it had a right to 50% of all tax losses under the GNP Operating Agreement and filed Form 8082 for each year with the Internal Revenue Service (“IRS”) to correct the GNP K-1’s filed by NyacAU. Goldrich claimed a total of $9,946,369, 50% of the total GNP losses for the years 2012 through 2018. The arbitration panel ruled:

“the Parties will take steps to ensure tax losses have been shared equally, as the Operating Agreement requires, but only during the periods where actual mining operations were being performed, since those rationally are the only periods in which both parties bore a material economic risk, in terms of the impact of mining operations on processed and unprocessed gold. Based on the evidence, mining operations were performed in August-September 2013, and 2015-2018.”

Prior to Goldrich receiving the Partial Final Award, the IRS processed and accepted the Forms 8082, corrected GNP K-1’s, and amended tax returns filed by Goldrich for 2012 through 2017. The IRS also notified Goldrich that Goldrich’s 2012 through 2014 tax returns were closed for further changes due to the expiration of the statute of limitations for those years. The IRS also conducted an audit of Goldrich’s 2014 through 2017 tax returns with a ‘no change’ determination. Therefore, although Goldrich was not awarded 50% of all GNP 2012 to 2014 tax losses in the arbitration, Goldrich has been allowed to take the full total of its share of GNP tax losses of $9,946,369, which can be used to offset taxable profits Goldrich generates in future years. Goldrich’s total tax loss carryover, including tax losses from GNP, was $39,151,914 as of December 31, 2018.

•2012 Reclamation Work

In 2012, at Goldrich’s request and on its behalf, NyacAU performed reclamation work to cure Goldrich’s permitting violations issued by the United States Army Corps of Engineers based on Goldrich’s failure to reclamate the site after Goldrich’s 2009-2010 mining operations. Goldrich received its first invoice from NyacAU for the reclamation work in 2014. However, Goldrich took the position that Goldrich had been overcharged for the reclamation work, and refused to pay the reclamation invoice until the overcharges were deleted.

The arbitration panel ruled Goldrich is responsible to pay the full amount of $339,016 charged by NyacAU for the 2012 reclamation work and NyacAU is also entitled to 5% pre-judgement interest on the award from the date the first invoice was sent to Goldrich.

•2010 Martin Report

In November of 2010, Mr. Martin, a mining engineer consultant for Goldrich, prepared a draft update to his 2009 Report, which incorporated the results of Goldrich’s 2009-2010 placer mining operations in the area of Line 11 of the mine site. Based on the incorporation of the Goldrich data which was incomplete and had only crude estimates of the volume mined, Mr. Martin’s draft report noted the pay grade of the inferred resource at Line 11, on which there was only one drill hole, was reduced from .0689 to .0572, a reduction of 16.87%. NyacAU contended that Goldrich never provided Nyac with the Updated Martin Report or the dilution information in it. The arbitration panel held that Goldrich was liable for negligent concealment of the draft report and that Dr. James, a related party of NyacAU, was entitled to reimbursement from Goldrich of 17% of his $350,000 stock investment, which equals $59,500, plus prejudgment interest thereon at 5% from the stock purchase date.

•Interest Related to Wash Plant

NyacAU requested an entry on GNP’s books for unpaid and unbilled interest expense of $66,180 under the appropriate Lease, incurred during the period of construction of the wash plant. The arbitration panel ruled:

“This request shall be granted, by adding as damages to Respondents the amount of $66,180 as unpaid interest under the appropriate Lease for the wash plant, which shall be booked as a debt liability on GNP’s books, consistent with the Panel’s decision that Leases 2 and 4 are Operating Leases and Leases 1, 3, 5, and 6 are capital leases, and also added to LOC 1. In the dissolution process, NyacAU (through Bear Leasing) shall be treated as a third party creditor with respect to the recovery of this amount from GNP.”

•Personal Payments of Expense Related to 2012 Reclamation

In 2012, as part of NyacAU’s reclamation work, Dr. James purchased “tundra fabric,” which was used for lining of the bypass and stabilization of the pit walls, and in doing so incurred personal expenses of $9,858. The arbitration panel stated Dr. James is entitled to repayment by Goldrich of this expense, plus prejudgment interest thereon at 5%.

•Arbitration Panel to Retain Jurisdiction Over Dissolution and Liquidation

As requested by Goldrich and NyacAU, the arbitration panel will retain jurisdiction and oversight over the dissolution/liquidation process to its completion. The arbitration panel stated, “there is likely more information the parties will have to provide on certain issues--including, among others, changes in the balance of LOC 1 and the issue of transfer of the permit to Goldrich--before a Final Award on dissolution/liquidation can be made. “

•No Prevailing Party

The arbitration panel ruled that “there has been no prevailing party in the arbitration to this point, although it reserves judgment as to whether a prevailing party will emerge from the Final Award with regard to issues which are now part of the Revised [Second] Interim Award. Accordingly, as to all issues covered by this Partial Final Award, the parties shall bear their own costs, expenses, and attorneys’ fees.”

Second Interim Award

Concurrent with issuing a Partial Final Award, the arbitration panel also issued a Second Interim Award. The arbitration panel noted:

“This Second Interim Award is necessitated by the facts that the dissolution/liquidation has not yet run its course; the parties have raised issues pertaining to dissolution/ liquidation on which the Panel has ruled (as set forth herein), but which conceivably could be subject to change if new issues related to the rulings arise in the future; and more issues may arise between the parties as the dissolution/liquidation process continues.

Once the dissolution/liquidation of GNP has run its course, the Panel will incorporate this Second Interim Award, along with all other issues decided in connection with the dissolution/liquidation of GNP, into a second Partial Final Award

Although the issues discussed in the Second Interim Award may change, the following items are noted:

•Mine Permit and Reclamation

The arbitration panel noted that “no provision of the Claims Lease or the Operating Agreement speaks directly to the rights or obligations of GNP to transfer its mining permit”. Although GNP no longer has the right to mine, GNP and NyacAU have the liability of reclamation. The arbitration panel noted:

“Absent a transfer of the Permit, GNP (through NyacAU) of course would be obligated to complete reclamation, and obtain final approval from appropriate government authorities, as required by Section 6(c) of the Claims Lease—a process estimated to take several years. But Section 14.3 contemplates that liquidation will be completed within one year of dissolution—at the latest, by May 31, 2020 (a year from the filing of the formal Notice of Dissolution by NyacAU) --unless the parties agree to a longer period. However, in the Panel’s view, this conflict can be rectified by NyacAU, prior to May 2020 “mak[ing] provision” for the completion of reclamation as required by Article 14.2., even though reclamation might not be completed for several more years.”

•Right to Offset Damages or Distributions

The arbitration panel granted the request that any damages awarded to one party can be an offset to distributions (or damages) due to the other party.

•Balance of LOC 1

The arbitration panel calculated a tentative balance of $16,483,271 as of June 2019. This balance may be adjusted for any additional liabilities incurred by GNP in the liquidation or awards and adjustments made by the arbitration panel.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

99.1News Release, December 23, 2019*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: January 2, 2020	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer